EXHIBIT 10.2

DEPOSIT SETTLEMENT AGREEMENT

Between Holloman Minerals Pty. Ltd. and

Strongbow Resources Inc.

WHEREAS, in connection with that “Term Sheet Agreement” by and between Strongbow Resources Inc., formerly Plush Mall Inc. (“SRI”), and Holloman Minerals Pty. Ltd. (“HML”) dated November 28, 2007, and subsequently extended by amendment (the “Agreement”),  SRI paid to HML a good faith deposit (the “Deposit’) in the amount of USD$300,000, and;

WHEREAS, SRI and HML have mutually agreed not to pursue creation of the exploration joint venture contemplated in the Agreement, and;

WHEREAS, SRI and HML recognize the expenditures incurred by both parties to the Agreement and jointly desire to amicably unwind all commitments related to the Agreement and cause a settlement and return of the Deposit,

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is herewith acknowledged, SRI and HML hereby agree as follows:

HML has agreed to pay, and SRI has agreed to accept, USD$275,000 as full and final settlement and return of the Deposit paid in connection with the Agreement. Such settlement and repayment to be effective this 29th day of May, 2009. Each party releases the other from any and all claims with respect to the Agreement.

STRONGBOW RESOURCES INC

By:	/s/ HERBERT SCHMIDT
Herbert Schmidt,
Chief Financial Officer

HOLLOMAN MINERALS PTY. LTD.

By:	/s/ MARK STEVENSON
Mark Stevenson,
Director